     As filed with the Securities and Exchange Commission on March 29, 2000
                                                      Registration No. _________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 JNI CORPORATION
             (Exact name of registrant as specified in its charter)

                 DELAWARE                                33-0740004
       (State or other jurisdiction                  (I.R.S. Employer
     of incorporation or organization)              Identification No.)

                             9775 TOWNE CENTRE DRIVE
                               SAN DIEGO, CA 92121
                                 (858) 535-3121
   (Address of principal executive offices, including zip code, and telephone number)

                             1997 STOCK OPTION PLAN
                             1999 STOCK OPTION PLAN
                        1999 EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plans)

                               -----------------

          TERRY M. FLANAGAN                                 Copies to:
   PRESIDENT AND CHIEF EXECUTIVE OFFICER             ROBERT E. BURWELL, ESQ.
           JNI CORPORATION                               LATHAM & WATKINS
       9775 TOWNE CENTRE DRIVE                      701 "B" STREET, SUITE 2100
      SAN DIEGO, CALIFORNIA 92121                    SAN DIEGO, CALIFORNIA 92101
           (858) 535-3121                                 (619) 236-1234
(Name, address, including zip code, and
telephone number, including area code,
       of agent for service)


                                            CALCULATION OF REGISTRATION FEE
================================================================================================================================
                                                      Amount           Proposed Maximum     Proposed Maximum          Amount of
             Title of Securities                       to be            Offering Price     Aggregate Offering       Registration
              To be Registered                      Registered             Per Share              Price                  Fee
--------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par value                    6,884,241 (1)(2)      $0.1667 - $92.00(3)  $98,397,410.51 (3)       $25,976.92
================================================================================================================================


(1) A maximum of 4,396,441 shares of Common Stock were reserved for issuance under the 1997 Stock Option Plan of JNI Corporation, as amended (the "1997 Plan"). A maximum of 2,312,800 shares of Common Stock were reserved for issuance under the 1999 Stock Option Plan of JNI Corporation, as amended (the "1999 Plan"). A maximum of 175,000 shares of Common Stock were reserved for issuance under the 1999 Employee Stock Purchase Plan of JNI Corporation (the "1999 Purchase Plan," and together with the 1997 Plan and the 1999 Plan, the "Plans"). Of the 6,884,241 shares of Common Stock reserved for issuance under the Plans, 1,053,003 shares have been issued upon exercise of options; such shares are being registered hereunder.

(2) Pursuant to Rule 416(a), this Registration Statement shall also cover any additional shares of Common Stock that become issuable under the Plans by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Company's outstanding shares of Common Stock.
(3) This estimate is made pursuant to Rule 457(h) solely for purposes of calculating the registration fee. The price per share and aggregate offering price are based upon (a) the actual exercise price for shares subject to outstanding stock options previously granted under the Plans; and (b) the average of the high and low sales prices of the Registrant's Common Stock on March 23, 2000, as reported on the Nasdaq National Market, for shares issuable under the Plans. The following charts show the calculation of the registration fee:


                                          1997 Plan

    ------------------------------------------------------------------------------------------------
                                                  Amount of Shares   Offering Price      Aggregate
                   Type of Shares                 to be Registered      Per Share     Offering Price
    ------------------------------------------------------------------------------------------------
    Common Stock subject to outstanding options      2,307,263          $0.1667         $  384,620.74
    ------------------------------------------------------------------------------------------------
    Common Stock subject to outstanding options        857,325          $0.1714         $  146,945.51
    ------------------------------------------------------------------------------------------------
    Common Stock subject to outstanding options        121,800          $0.7143         $   87,001.74
    ------------------------------------------------------------------------------------------------
    Common Stock issuable upon exercise of
      options not yet granted under the 1997            57,050          $ 58.75         $3,351,687.50
      Plan
    ------------------------------------------------------------------------------------------------
    Total                                            4,396,441              N/A         $3,970,255.49
    ------------------------------------------------------------------------------------------------



                                          1999 Plan

    ------------------------------------------------------------------------------------------------
                                                                     Offering Price      Aggregate
                   Type of Shares                 Number of Shares      Per Share     Offering Price
    ------------------------------------------------------------------------------------------------
    Common Stock subject to outstanding options        366,450          $10.00        $ 3,664,500.00
    ------------------------------------------------------------------------------------------------
    Common Stock subject to outstanding options        351,050          $10.7143      $ 3,761,255.02
    ------------------------------------------------------------------------------------------------
    Common Stock subject to outstanding options        207,900          $13.00        $ 2,702,700.00
    ------------------------------------------------------------------------------------------------
    Common Stock subject to outstanding options        120,300          $16.00        $ 1,924,800.00
    ------------------------------------------------------------------------------------------------
    Common Stock subject to outstanding options         64,000          $19.00        $ 1,216,000.00
    ------------------------------------------------------------------------------------------------
    Common Stock subject to outstanding options         26,650          $59.125       $ 1,575,681.25
    ------------------------------------------------------------------------------------------------
    Common Stock subject to outstanding options          3,000          $59.375       $   178,125.00
    ------------------------------------------------------------------------------------------------
    Common Stock subject to outstanding options          3,000          $61.75        $   185,250.00
    ------------------------------------------------------------------------------------------------
    Common Stock subject to outstanding options          4,000          $66.50        $   266,000.00
    ------------------------------------------------------------------------------------------------
    Common Stock subject to outstanding options          1,000          $69.00        $    69,000.00
    ------------------------------------------------------------------------------------------------
    Common Stock subject to outstanding options            250          $70.875       $    17,718.75
    ------------------------------------------------------------------------------------------------
    Common Stock subject to outstanding options          1,000          $72.125       $    72,125.00
    ------------------------------------------------------------------------------------------------
    Common Stock subject to outstanding options          1,000          $75.00        $    75,000.00
    ------------------------------------------------------------------------------------------------
    Common Stock subject to outstanding options          3,000          $92.00        $   276,000.00
    ------------------------------------------------------------------------------------------------
    Common Stock issuable upon exercise of
      options not yet granted under the 1999         1,160,200           $58.75       $68,161,750.00
      Plan
    ------------------------------------------------------------------------------------------------
    Total                                            2,312,800               NA       $84,145,905.02
    ------------------------------------------------------------------------------------------------




                                     1999 Purchase Plan

    ------------------------------------------------------------------------------------------------
                                                  Amount of Shares   Offering Price      Aggregate
                   Type of Shares                 to be Registered      Per Share     Offering Price
    ------------------------------------------------------------------------------------------------
    Common Stock available for purchase under          175,000           $58.75       $10,281,250.00
      the 1999 Purchase Plan
    ------------------------------------------------------------------------------------------------


================================================================================

                                     PART I

ITEM 1.  PLAN INFORMATION.

         Not required to be filed with this Registration Statement.

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

         Not required to be filed with this Registration Statement.


                                     PART II

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents previously filed with the Securities and Exchange Commission (the "Commission") by JNI Corporation, a Delaware corporation (the "Company"), are hereby incorporated by reference in this Registration Statement:

         (a) The Annual Report on Form 10-K for the year ended December 31, 1999 filed March 29, 2000.

         (b) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed on October 21, 1999.

         All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date this Registration Statement is filed with the Commission and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part of it from the respective dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the DGCL permits indemnification of officers, directors, and other corporate agents under certain circumstances and subject to certain limitations. The Company's certificate of incorporation and by-laws provide that the Company shall indemnify its directors, officers, employees and agents to the full extent permitted by the DGCL, including circumstances in which indemnification is otherwise discretionary under Delaware law. In addition, the Company has entered into separate indemnification agreements with its directors and executive officers which require the Company, among other things, to indemnify them against certain liabilities which may arise by reason of their status or service (other than liabilities arising from acts or omissions not in good faith or willful misconduct).

         These indemnification provisions and the indemnification agreements entered into between the Company and its executive officers and directors may be sufficiently broad to permit indemnification of the Company's executive officers and directors for liabilities, including reimbursement of expenses incurred, arising under the Securities Act.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.   EXHIBITS.

         The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

ITEM 9.   UNDERTAKINGS.

         (a)      The undersigned Company hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

                           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

PROVIDED, HOWEVER, that the undertakings set forth in paragraphs (a)(1)(i) and
(a)(1)(ii) above do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the INITIAL BONA FIDE offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on March 29, 2000.

                              JNI Corporation

                              By: /s/ Terry M. Flanagan
                                 -----------------------------------------------
                                              Terry M. Flanagan
                                 President, Chief Executive Officer and Director
                                         (Principal Executive Officer)

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Terry M. Flanagan his true and lawful attorney-in-fact, acting alone, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments including post-effective amendments and any registration statement filed pursuant to Rule 462(b) under the Securities Act to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                                                              Title                        Date
---------                                                              -----                        ----
/s/ Terry M. Flanagan                            President, Chief Executive Officer and   March 29, 2000
                                                 Director (Principal Executive Officer)
---------------------------------
        Terry M. Flanagan

/s/ Gloria Purdy                                 Chief Financial Officer (Principal       March 29, 2000
----------------------------------               Financial and Accounting Officer)
        Gloria Purdy

/s/ Eric. P. Wenaas                              Chairman of the Board of Directors       March 29, 2000
----------------------------------
        Eric P. Wenaas

/s/ Thomas J. Bernard
-----------------------------------              Director                                 March 29, 2000
        Thomas J. Bernard

/s/ John Bolger
-----------------------------------              Director                                 March 29, 2000
        John Bolger

/s/ Lawrence E. Fox
-----------------------------------              Director                                 March 29, 2000
        Lawrence E. Fox


                                  EXHIBIT INDEX


EXHIBIT                                                                                                    PAGE
-------                                                                                                    ----
4.1              The 1997 Stock Option Plan of JNI Corporation, as amended, and forms of Incentive
                 Stock Option Agreement and Nonstatutory Stock Option Agreement
                 thereunder (incorporated by reference to the Company's
                 Registration Statement on Form S-1 (File No. 333-86501) filed with the Commission on September 3, 1999).

4.2 The 1999 Stock Option Plan of JNI Corporation, as amended, terms of Stock Option Agreement and form of Stock Option Grant
                 Agreement thereunder (incorporated by reference to the Company's Registration Statement on Form S-1 (File No.
                 333-86501) filed with the Commission on September 3, 1999).

4.3 The 1999 Employee Stock Purchase Plan of JNI Corporation and form of subscription agreement thereunder (incorporated by reference to Amendment No. 1 to the Company's Registration
                 Statement on Form S-1 (File No. 333-86501) filed with the
                 Commission on October 4, 1999).

5.1              Opinion of Latham & Watkins.

23.1             Consent of PricewaterhouseCoopers LLP.

23.2             Consent of Latham & Watkins (included in Exhibit 5.1 hereto).

24.1             Power of Attorney (included on signature page hereto).
